UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26, 2008

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada (Address of principal executive offices)		89119 (Zip Code)

Registrant’s telephone number, including area code: (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2008, Bally Technologies, Inc. (the “Company”), entered into a Credit Agreement composed of a $75 million, four-year revolving credit facility and a $225 million four-year term loan (collectively, the “Credit Facility”) which are collateralized by substantially all of the Company’s domestic property and are guaranteed by each of the Company’s domestic subsidiaries, other than the entity that holds the Company’s interest in its Rainbow Casino.  The Credit Agreement is between the Company and various lenders named therein, Bank of America, N.A. as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent and The Bank of Nova Scotia and Wachovia Bank, N.A., as Documentation Agents.

The Credit Facility closed on September 29, 2008. The net proceeds of the Credit Facility were used to refinance the Company’s existing term loan, to pay fees and expenses incurred in connection with the refinancing, and to provide for ongoing working capital and for other general corporate purposes.  At closing, the Company had approximately $25 million of undrawn availability under its new revolver.  The Credit Facility also provides for the option of the Company, subject to the satisfaction of certain conditions, to increase the aggregate amount of the credit facility, by up to $50 million.

The Credit Facility will be initially priced at LIBOR +325bps and includes a leverage-based pricing grid which may allow the Company to reduce its borrowing costs starting six months after close.

The foregoing summary is qualified in its entirety by reference to the complete text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required to be disclosed by this Item 2.03 is set forth above in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Credit Facility Press Release

On September 29, 2008, the Company issued a press release announcing the closing of the Credit Facility.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Stockholder Proposal Deadline

On September 26, 2008, the Board of Directors of the Company determined that the Company’s 2008 Annual Meeting of Stockholders (the “Meeting”) will be held on Wednesday, December 10, 2008.  Stockholders of record as of Friday, October 10, 2008 will be entitled to notice of and to vote at the Meeting.  Because the Meeting will be more than thirty days before the one-year anniversary of the Company’s 2007 Annual Meeting of Stockholders, in accordance with the Company’s Bylaws and SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, the Company is hereby publicly disclosing that the deadline for stockholders to submit a proposal, including the nomination of a candidate for director, for consideration at the Meeting shall be Monday, October 13, 2008.  All stockholder proposals must also be submitted in accordance with the Company’s Bylaws and all applicable law.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1        Credit Agreement, dated as of September 26, 2008 among Bally Technologies Inc., the various lenders named therein, Bank of America, N.A. as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent and The Bank of Nova Scotia and Wachovia Bank, N.A., as Documentation Agents.

99.1        Press release issued by the Company, dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner, Secretary

Dated:	October 1, 2008